EXHIBIT 23.1


DAVIDSON & COMPANY    Chartered Accountants     A Partnership of Incorporated
                                                Professionals







                          INDEPENDENT AUDITOR'S REPORT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Ableauctions.com inc. of our report dated September 9, 1999 (except as to Note 6 which is as of December 20, 1999) in respect of the audited financial statements of Ableauctions.com, Inc. (formerly J.B. Financial Services Inc.) for the fiscal year ended December 31, 1998 and 1997, which are included in the Registration Statement on Form 10-SB of Ableauctions.com Inc. filed on November 18, 1999 and subsequently amended by Amendments Nos. 1 and 2.





                                                            "DAVIDSON & COMPANY"

Vancouver, Canada                                          Chartered Accountants

March 8, 2000

                   A Member of Accounting Group International

    Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                 Pacific Centre, Vancouver, BC, Canada, V7Y 1G6
                  Telephone (604) 687-0947 Fax (604) 687-6172